Exhibit 3.25


                          CERTIFICATE OF INCORPORATION

                                       OF

                                 BISCUITS, INC.

                                     -o-O-o-

     FIRST. The name of the corporation is

                                 BISCUITS, INC.

     SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

     THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are

          To manufacture, produce, purchase, or otherwise acquire, use, distribute, sell at wholesale or retail, import, export, and otherwise dispose of and deal in, biscuits, crackers, breads, pastries, confections, and all other similar and allied foodstuffs and the component parts thereof.

          To build, purchase, lease as lessee or otherwise acquire, own, hold, use, improve, equip and maintain, mortgage, convey in trust, or otherwise encumber, sell, convey, assign, lease or lessor, and otherwise dispose of factories, shops, laboratories, offices, warehouses, and any and all buildings and structures which may be necessary or useful in connection with the transaction of the business of this corporation and the tools, machinery, equipment and supplies used in connection therewith.

          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To acquire, and pay for in cash, stock, or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, fire, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, invention, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to posses and exercise all the rights, powers and privileges or ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

          To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To loan to any person, firm or corporation any of its surplus funds, either with or without security.

          To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

          To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

          In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all the things hereinbefore set forth to the same extent as natural persons might or could do.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

     FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

     SIXTH. The names and places of residence of the incorporations are as follows:

         NAMES                                RESIDENCE

     C. S. Peabbles                       Wilmington, Delaware

     S. M. Brown                          Wilmington, Delaware

     W. T. Cunningham                     Wilmington, Delaware

     SEVENTH. The corporation is to have perpetual existence.

     EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter, amend or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said reorganization shall, if mentioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     ELEVENTH. Meetings of stockholders may be held without the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

     TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter presented by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the state of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 9th day of March, A. D. 1950.


                                -----------------------------

                                -----------------------------

                                -----------------------------

STATE OF DELAWARE           )
                            )  ss.:
COUNTY OF NEW CASTLE        )

     BE IT REMEMBERED, That on this 9th day of March A. D. 1950, personally came before me, a Notary Public for the State of Delaware, C. S. Peabbles, S. M. Brown and W. T. Cunningham, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signors respectively and that the facts therein stated are truly set forth.

     GIVEN under my hand and seal of office the day and year aforesaid.



                                -----------------------------
                                       Notary Public

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *


     BISCUITS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

     FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

     "The name of the corporation is OLD WORLD BAKING COMPANY."

     SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent in accordance with the provisions of Section 228 of The General Corporation Law of Delaware, and filed with the corporation.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.

     IN WITNESS WHEREOF, said BISCUITS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by W. J. Brouder, its President, and E. K. Vincek, its Assistant Secretary, this 26th day of September, 1963.

                                BISCUITS, INC.

                                By___________________________
                                       President

                                By____________________________
                                       Assistant Secretary

STATE OF ILLINOIS    )
                     )   ss.:
COUNTY OF COOK       )

     BE IT REMEMBERED that on this 26th day of September, A.D. 1963, personally came before me, John M. Connery, Jr., a Notary Public in and for the County and State aforesaid, W. J. Brouder, President of BISCUITS, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said W. J. Brouder as such President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Assistant Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Assistant Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                -----------------------------
                                       Notary Public

                            OLD WORLD BAKING COMPANY

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

           Pursuant to Sections 228 and 242 of the General Corporation
                          Law of the State of Delaware

                               ------------------


     OLD WORLD BAKING COMPANY (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State of Delaware and recorded in the office of the Recorder of the County of New Castle, State of Delaware, on March 9, 1950 hereby certifies:

     FIRST: That, in accordance with the provisions of Section 242 of said General Corporation Law, the Board of Directors of the Corporation duly adopted a resolution setting forth and declaring the advisability of the amendment of the Certificate of Incorporation hereinafter set forth; that the written consent of the holder of all of the issued and outstanding shares of capital stock of the Corporation was given, in accordance with Section 228 of said General Corporation Law, to the amendment of the Certificate of Incorporation hereinafter set forth; that said amendment as it was consented to in writing by the holder of all of the issued and outstanding shares of capital stock of the Corporation amended Article FIRST of the Certificate of Incorporation of the Corporation to read as follows:

          "FIRST: The name of the corporation is

                              HOLLOW TREE COMPANY".

     SECOND: That said amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of said General Corporation Law.

     IN WITNESS WHEREOF, said OLD WORLD BAKING COMPANY has caused its corporate seal to be hereunto affixed and this Certificate to be signed by B. F. Thomas, its President, and Walter S. Maker, its Secretary, this 16th day of June, 1972.


                                ---------------------------
                                       President


                                ---------------------------
                                       Secretary

STATE OF ILLINOIS    )
                     )   ss.:
COUNTY OF            )

     BE IT REMEMBERED, that on this 16th day of June, 1972, personally came before me, Louis A. Gravelle, Jr. a Notary Public in and for the County and State aforesaid, duly commissioned and sworn to take acknowledgements or proofs of deeds, B. F. Thomas, President of Old World Baking Company, a corporation of the State of Delaware, the corporation described in the foregoing Certificate, known to me personally to be such, and he the same B. F. Thomas as such President, acknowledged the said Certificate to be his act and deed and made on behalf of said corporation; that the signatures of said President and of the Secretary of said corporation to the foregoing Certificate are in the handwriting of the President and Secretary of the corporation, respectively, and that the seal affixed to said Certificate is the common or corporate seal of said corporation, and that his act of sealing, executing, acknowledging and delivery the said Certificate was duly authorized by the directors and stockholders of the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand, and seal of office the day and year aforesaid.


                                -----------------------------